                                                                     Exhibit 5.1

                                  PERKINS COIE
              A LAW PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
         1201 THIRD AVENUE, 40TH FLOOR - SEATTLE, WASHINGTON 98101-3099
             TELEPHONE:  (206) 583-8888 - FACSIMILE:  (206) 583-8500

                                             June  7, 1995



Shurgard Storage Centers, Inc.
1201 Third Avenue, Suite 2200
Seattle, Washington  98101

Gentlemen and Ladies:

     We have acted as counsel to you in connection with (i) the proceedings for the authorization and issuance by Shurgard Storage Centers, Inc. (the "Company") of up to 4,500,000 shares of the Company's Class A Common Stock, par value $.001 per share (the "Common Stock"), together with an additional 675,000 shares if the underwriters exercise an overallotment option (the "Overallotment Shares"),
(ii) the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, which you have filed with the Securities and Exchange Commission with respect to the Common Stock and the Overallotment Shares, and (iii) the preparation and filing of a prospectus supplement to such Registration Statement, which you have filed with the Securities and Exchange Commission with respect to the Common Stock and the Overallotment Shares (the "Prospectus Supplement").

     We have examined the Registration Statement, the Prospectus Supplement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion.

     Based upon the foregoing, we are of the opinion that upon the happening of the following events,

     (a) due action by the Board of Directors of the Company authorizing the issuance and sale of the Common Stock and the Overallotment Shares, and

     (b) due execution by the Company and registration by its registrar of the Common Stock and the Overallotment Shares, and the sale of the Common Stock and the Overallotment Shares as contemplated by the Registration Statement and the Prospectus Supplement and in accordance with the aforesaid corporate, stockholder and governmental authorizations, the Common Stock and the Overallotment Shares will be duly authorized, validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Form 8-K, and to the reference to our firm in the Prospectus Supplement and the Registration Statement under the headings "Legal Matters."

                                        Very truly yours,

                                        PERKINS COIE